                                                                     Exhibit 5.1

                        DORSEY & WHITNEY LLP LETTERHEAD

                                 August 1, 2002

Pemstar Inc.
3535 Technology Drive, N.W.
Rochester, Minnesota 55901

     Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to Pemstar Inc., a Minnesota corporation (the "Company"), in connection with the preparation of its Registration Statement on Form S-3 (the "Registration Statement") relating to the sale by two of the Company's security holders named in the Registration Statement (the "Selling Shareholders"), from time to time of up to 6,570,592 shares of Common Stock, $0.01 par value, of the Company (the "Shares"), initially issuable by the Company upon conversion of, or as interest on, outstanding subordinated convertible notes (the "Notes") or upon the exercise of outstanding warrants to purchase shares of Common Stock (the "Warrants").

     We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of the opinions set forth below.

     In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

Pemstar Inc.
August 1, 2002
Page 2


     Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance, delivery and payment therefor in accordance with the terms of the Notes or the Warrants, as applicable, will be validly issued, fully paid and nonassessable.

     Our opinion expressed above is limited to the laws of the State of Minnesota.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading Legal Matters in the Prospectus constituting part of the Registration Statement.

                                        Very truly yours,





                                   /s/ Dorsey & Whitney LLP

JBA